QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2002

BROADVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Jurisdiction)	0-28252 (Commission File Number)	94-3184303 (IRS Employer Identification No.)

585 Broadway
Redwood City, California 94063
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (650) 261-5100

Item 4. Changes in Registrant's Certifying Accountant.

(a)
Previous Independent Public Accountant

        On April 8, 2002, BroadVision, Inc. (the "Company") received notice from its independent public accountant Arthur Andersen LLP ("Andersen") of its resignation as the Company's auditor as a result of the Company's plans to change independent public accountants for the fiscal year ending December 31, 2002 due to an anticipated future non-audit business relationship between the two companies.

        The reports of Andersen on the Company's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Company's two most recent fiscal years, and through April 8, 2002, there have been no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Andersen would have caused them to make reference thereto in their report.

        During the Company's two most recent fiscal years, and through April 8, 2002, except as described below, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). In a letter dated March 30, 2001, Andersen informed the Company that they noted certain matters involving the Company's internal controls that they considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants. The reportable conditions related to the Company's purchase requisition processes and invoice processing procedures. Members of the Audit Committee of the Board of Directors of the Company discussed this matter with Andersen. The Company has implemented procedures to address this matter. The Company has authorized Andersen to respond fully to the inquiries of the successor accountant concerning this matter.

        The Company has provided Andersen with a copy of the disclosures made by the Company in this Report on Form 8-K and has requested that Andersen furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Andersen agrees with the above statements. A copy of such letter is attached hereto as Exhibit 16.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits

Exhibit No.	Description
16.1	Letter dated April 15, 2002 from Arthur Andersen LLP regarding change in independent public accountant

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BROADVISION, INC.

Dated: April 15, 2002	By:	/s/ FRANCIS BARTON Francis Barton Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter dated April 15, 2002 from Arthur Andersen LLP regarding change in independent public accountant

QuickLinks

  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX